Exhibit 16.1

April 28, 2020

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, NE

Washington, DC 20549

Re:	Facebank Group, Inc.
File Reference No. 000-55353

We were previously the independent registered public accounting firm for Facebank Group, Inc. and did not issue any reports on Facebank Group, Inc.’s consolidated financial statements.

Effective April 23, 2020 we disengaged as the independent registered public accounting firm. We have read Facebank Group, Inc.’s disclosures included in Item 4.01 “Changes in Registrant’s Certifying Accountant” on Facebank Group, Inc’s Form 8-K dated April 23, 2020 to be filed with the Securities and Exchange Commission and we agree with such statements as they pertain to Salberg & Company, P.A.

Very truly yours,

/s/ Salberg & Company, P.A.

SALBERG & COMPANY, P.A.

2295 NW Corporate Blvd., Suite 240 • Boca Raton, FL 33431-7328

Phone: (561) 995-8270 • Toll Free: (866) CPA-8500 • Fax: (561) 995-1920

www.salbergco.com • info@salbergco.com

Member National Association of Certified Valuation Analysts • Registered with the PCAOB

Member CPAConnect with Affiliated Offices Worldwide • Member AICPA Center for Audit Quality